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EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                             Fiscal
                                           Year Ended                                        Fiscal Year Ended
                                           ----------   April 1,2000   July 1,2000    ---------------------------------
                                            March 31,    to June 30    to March 31    March 31,   March 31,   March 31,
                                              2000          2000          2001          2002        2003        2004
                                            ---------   ------------   -----------    ---------   ---------   ---------
                                                            (Pre-         (Post-
                                                        Going Private  Going Private
                                                         Transaction)   Transaction)
Consolidated pretax loss
  from continuing operations                $ (22,398)  $     (6,088)  $   (37,683))  $ (48,168)  $  (2,819)  $ (34,979)

Interest expense                               66,785         16,540        52,334       72,037      55,728      79,677

Net amortization of debt discount and
   premium and issuance expense                   541            145           127          999       2,439       2,414

Interest portion of rental expense             73,729         18,919        56,286       76,922      77,111      77,308
                                            ---------   ------------   -----------    ---------   ---------   ---------

     Earnings                               $ 118,657   $     29,516   $    71,064    $ 101,790   $ 132,459   $ 124,420
                                            =========   ============   ===========    =========   =========   =========

Interest expense                            $  66,785   $     16,540   $    52,334    $  72,037   $  55,728   $  79,677

Net amortization of debt discount and
   premium and issuance expense                   541            145           127          999       2,439       2,414

Interest portion of rental expense             73,729         18,919        56,286       76,922      77,111      77,308
                                            ---------   ------------   -----------    ---------   ---------   ---------

     Fixed Charges                          $ 141,055   $     35,604   $   108,747    $ 149,958   $ 135,278   $ 159,399
                                            =========   ============   ===========    =========   =========   =========

     Ratio of Earnings to Fixed Charges            --             --            --           --          --          --
                                            ---------   ------------   -----------    ---------   ---------   ---------

     Coverage Deficiency                    $  22,398   $      6,088   $    37,683    $  48,168   $   2,819   $  34,979
                                            =========   ============   ===========    =========   =========   =========


                                           Three Months       Three Months
                                              Ended              Ended
                                               June               June
                                             30, 2004           30, 2003
                                             --------         ------------
Consolidated pretax loss
  from continuing operations               $     (8,452)      $     (7,883)

Interest expense                                 20,184             19,618

Net amortization of debt discount and
   premium and issuance expense                     603                603

Interest portion of rental expense               19,505             19,355
                                           ------------       ------------

     Earnings                              $     31,840       $     31,693
                                           ============       ============

Interest expense                           $     20,184       $     19,618

Net amortization of debt discount and
   premium and issuance expense                     603                603

Interest portion of rental expense               19,505             19,355
                                           ------------       ------------

     Fixed Charges                         $     40,292       $     39,576
                                           ============       ============

     Ratio of Earnings to Fixed Charges              --                 --

                                           ------------       ------------
     Coverage Deficiency                   $      8,452       $      7,883
                                           ============       ============

PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                      Fiscal       Three Months
                                                    Year Ended        Ended
                                                     March 31,         June
                                                       2004          30, 2004
                                                   ------------    ------------
Pro forma Consolidated pretax loss
  from continuing operations                       $    (10,492)   $     (1,715)

Pro forma Interest Expense                               55,547          13,511

Net amortization of debt discount and
   premium and issuance expense                           2,057             539

Interest portion of rental expense                       77,308          19,505
                                                   ------------    ------------

     Pro forma Earnings                            $    124,420    $     31,840
                                                   ============    ============

Pro forma Interest Expense                         $     55,547    $     13,511

Net amortization of debt discount and
   premium and issuance expense                           2,057             539

Interest portion of rental expense                       77,308          19,505
                                                   ------------    ------------

     Pro forma Fixed Charges                       $    134,912    $     33,555
                                                   ============    ============

     Pro forma Ratio of Earnings
     to Fixed Charges                                        --              --
                                                   ------------    ------------

     Coverage Deficiency                           $     10,492    $      1,715
                                                   ============    ============

Note: Earnings are not adequate to cover fixed charges.